Exhibit 10.3

FORFEITURE AGREEMENT

Constellation Alpha Capital Corp.

2054 Vista Parkway

Emerald View, Suite 400

West Palm Beach, FL 33411

DermTech, Inc.

11099 N. Torrey Pines Road, #100

La Jolla, California 92037

Attn: Steven Kemper (skemper@dermtech.com)

May 29, 2019

Re:	Forfeiture Agreement

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in connection with that certain Agreement and Plan of Merger, dated as of May 29, 2019 (as it may be amended from time to time, the “Merger Agreement”), by and among Constellation Alpha Capital Corp., a company incorporated in the British Virgin Islands (“Constellation”), DT Merger Sub, Inc., a Delaware corporation, and DermTech, Inc., a Delaware corporation (the “Company”), relating to the proposed business combination between the Company and Constellation. Unless otherwise defined herein, capitalized terms are used herein as defined in the Merger Agreement.

In order to induce the Company and Constellation to enter into the Merger Agreement and to proceed with the consummation of the Merger and the transactions contemplated thereby, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Centripetal, LLC, a Delaware limited liability company (the “Sponsor”), hereby agrees with the Company and Constellation as follows:

1.          Substantially simultaneously with, but immediately prior to, the Effective Time, the Sponsor shall forfeit and surrender, and/or cause the forfeiture and surrender to Constellation, for no consideration of, 2,694,779 shares of Constellation Common Stock.

2.          The Sponsor hereby agrees to take, and authorizes Constellation to take, such other actions as shall be necessary to evidence such surrender and forfeiture as of immediately prior to the Effective Time.

3.          This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

4.          This Letter Agreement shall automatically terminate and be of no force and effect upon the termination of the Merger Agreement for any reason.

5.          No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party, except as provided above. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsor and its successors and permitted assigns. Any transfer made in contravention of this Letter Agreement shall be null and void.

6.          This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the Court of Chancery of the State of Delaware in and for New Castle County, Delaware, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

7.          This Letter Agreement may be executed and delivered (including by facsimile transmission or by electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature Pages Follow]

2

Centripetal, LLC

By:	/s/ Rajiv Shukla
	Name:	Rajiv Shukla
	Title:	Managing Member

Acknowledged and Agreed:

CONSTELLATION ALPHA CAPITAL CORP.,

By:	/s/ Rajiv Shukla
Name: Rajiv Shukla
Title: Chairman and Chief Executive Officer

DERMTECH, INC.

By:	/s/ John Dobak
Name: John Dobak
Title: Chief Executive Officer

[Signature Page to Forfeiture Agreement]